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Exhibit 23.1
Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statement on Form S-8, pertaining to the Amended and Restated Pacific Northwest Bancorp Salary Deferral 401(K) Plan and Trust of Pacific Northwest Bancorp of our report dated January 31, 2001, with respect to the consolidated financial statements of Pacific Northwest Bancorp included in its Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Seattle, Washington
January 15, 2002

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Exhibit 23.1 Consent of Independent Auditors